Exhibit 3.2

\ (Requesters Name) (Address) (Address) (City/State/Zip/Phone#) □ PICK - UP Ƒ WAIT □ MAIL (Business Entity Name) (Document Number) Certified Copies _ Certificates of Status _ Special Instructions to Filing Officer: Office Use Only C11,,4 GAVE AIJTHORIZATldNBY PHO ETO CORRECT "ffl,r - J:ii...Jl,; =..... - DATE I \ QPC. EXAM._ - . -- - 000081198100 10/:31/06 -- 01075 - -- DlE; **122. SO Ź v 0 O'l C) ,r,, ,r, = - ; - mi;:: l>;::, C, U 3 - < w =c r - :i .)>.'::;l - ' c.n :: .. (.I)' ... !"Tl - <. ['lo ..,,·ri IC./} 0 - 1 - - u= :r,. rn ::r::: i - 3 0 1..0 0 0/"Tl l>

,. • I .. . ·, ., t - "' COVER LETTER TO: Registration Section Division of Corporations SUBJECT: - r e. Harv {}V \ f - r_(J t"i rporation) The enclosed Certificate of Conversion, Articles of Incorporation, and fees are submitted to convert an "Other Business Entity" into a "Florida Profit Corporation" in accordance with s . 607 . 1115 , F . S . Please return all correspondence concerning this matter to : (Contact Person) A I/Vl.fCi (qCI \ lf 33 Rut (Address) ) r e v(.., lo() "" ' ewr I s" · , f - < - :J - 7 - S' (City , State and Zip Code) For further information concerning this matter, please call: 1. - l. (fl.,u - 9ie.rf< - - (Name of Contact Person) at( q,s:y l '{l/]: - lfo3q (Area Code and Daytime Telephone Number) Enclosed is a check for the following amount: D$105.00 Filing Fees D$113.75 Filing Fees and Certificate of Status STREET ADDRESS: Registration Section Division of Corporations Clifton Building 2661 Executive Center Circle Tallahassee, FL 3230 I 0$113.75 Filing Fees and Certifled Copy $122.50 Filing Fees, Certified Copy, and Certificate of Status MAILING ADDRESS: Registration Section Division of Corporations P. 0. Box 6327 Tallahassee, FL 32314

Certificate of Conversion For "Other Business Entity" Into Florida Profit Corporation This Certificate of Conversion and attached Articles of Incorporation are submitted to convert the following "Other Business Entity" into a Florida Profit Corporation in accordance withs. 607.1115, Florida Statutes. 1. The name of the "Other Business Entity" immediately prior to the filing of this Certificate of Conversion is: AM{{'! C.&<11 \ tA,)" - 1 2. The "Other Business Entity" is a _...,C"" - - o_r_fi - =0...:.( - ', - =1.._,_ - fi..: . = ' - "..::Vt.,_ _ (Enter entity type. Example: limited liability company, limited partnership, sole proprietorship, general partnership, common law or business trust, etc.) first organized, formed or incorporated under the laws of D f< / g w C \ ( - e..,. , (Enter state, or ifa non - U.S. entity, the name of the country) on Ma1 J - v, I qqs - · . (Enter elate "Other Business Entity" was first organized, formed or incorporated) 3. If the jurisdiction of the "Other Business Entity" was changed, the state or country under the laws of which it is now organized, formed or incorporated: 4. The name of the Florida Profit Corporation as set forth in the attached Articles of Incorporation: e.. Page 1 of2 e C> n g. -- 1 w ,ii i

5. If not effective on the date of filing, enter the effective date: 6 L - Jo 6 r \ , . ).o O (,, (The effective date: 1) cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State; A@2) must be the same as the effective date listed in the attached Articles of Incorporation, if an effective date is listed therein,) Signed this 2 b f4 day of G c. .+<Ob er 20 0 (,. Signature: ···11?1 (Must be siglied by a Chairman, Vice Chairman, Director, Officer, or, if Directors or Officers have not been selected, an Incorporator.) Printed Name: D o •' \ YI wtl( 1/ \ Title: fre.11 &e.¼f Certificate of Conversion: Fees for Florida Articles of Incorporation: Certified Copy: Certificate of Status: $35.00 $70.00 $8. 75 (Optional) $8.75 (Optional) Page 2 of2

ARTICLES OF INCORPORATION
In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

FILED
06 OCT 31 AM 12:09
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLE I NAME
The name of the corporation shall be:

The Harvard Learning Centers, Inc.

ARTICLE II PRINCIPAL OFFICE
The principal place of business/mailing address is:

433 PLAZA REAL, SUITE 275
BOCA RATON, FL 33432

ARTICLE III PURPOSE
The purpose for which the corporation is organized is:

ANY AND ALL ACTIVITIES ALLOWED TO A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF FLORIDA.

ARTICLE IV SHARES
The number of shares of stock is:

100,000,000

ARTICLE V INITIAL OFFICERS AND/OR DIRECTORS
List name(s), address(es) and specific title(s):

DON PLATTEN
12757 Spikerush Circle
Boca Raton, FL
33428

ARTICLE VI REGISTERED AGENT
The **name and Florida street address** (P.O. Box **NOT** acceptable) of the registered agent is:

GUY M. JEAN-PIERRE
9870 NW 49th PL
Coral Springs, FL
33076

ARTICLE VII INCORPORATOR The name and address of the Incorporator is: .1)01& '?I.A - TTf.iJ . c· I J - 1 S 1 - ff; !(.. ,!,, C'' - ' Lr q ' - - ' 1 2ocei tei: \ - o V \ f L. 3 .3 Y ). <{ ******************************************************************************** Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity ¾Si - · Signature/Jncorporator Date